Exhibit 99.1

Intellinetics, Inc. Reports Second Quarter Results

Record Quarterly Software as a Service Revenue;

Positive Impact from Yellow Folder Acquisition

COLUMBUS, OH – (August 15, 2022) – Intellinetics, Inc. (OTCQB: INLX), a digital transformation solutions provider, announced financial results for the three and six months ended June 30, 2022.

2022 Second Quarter Financial Highlights

●	Total Revenue increased 17% from the same period in 2021.
●	Software as a Service Revenue increased 208% from the same period in 2021.
●	Net Loss of $374,167, compared to Net Income of $192,447 from the same period in 2021.

○ Q2 2021 included $7,261 of change in fair value of earnout.
○ Q2 2022 included $52,301 of change in fair value of earnout and $285,230 of transaction costs.

●	Adjusted EBITDA increased 15% to $502,101, compared to $437,509 from the same period in 2021.

2022 Six Month Financial Highlights

●	Total Revenue increased 10% from the same period in 2021.
●	Software as a Service Revenue increased 127% from the same period in 2021.
●	Net Loss of $394,293, compared to Net Income of $1,035,219 from the same period in 2021.

○ Six month 2021 included other income of $845,083 for forgiveness of the PPP loan and interest, and $77,211 in charges for change in fair value of earnout.
○ Six month 2022 included $116,505 of charges for change in fair value of earnout and $355,281 of transaction costs.

●	Adjusted EBITDA increased 16% to $923,401, compared to $793,674 from the same period in 2021.

Summary – 2022 Second Quarter Results

Revenues for the three months ended June 30, 2022 were $3,415,643 as compared with $2,909,646 for the same period in 2021. The increase was largely driven by our acquisition of Yellow Folder in April 2022. In addition to our acquisition growth, our software and software-as-a-service revenues continued to grow. Professional services decreased, primarily driven by challenges in staffing back up after COVID reductions over the winter, due to the tight labor market. Our storage and retrieval revenues decreased due to reduced demand from a significant customer in the mortgage industry. Intellinetics reported a net loss of $374,167 for the three months ended June 30, 2022 compared to a net income of $192,447 for the same period in 2021. The net loss was the result of transaction costs of $285,230 in the three months ended June 30, 2022 (compared to none in same period in 2021) incurred in support of our Yellow Folder acquisition on April 1, 2022, a $52,301 increase in charges related to change in fair value of earnout as well as a 112% increase in interest expense resulting from our April 1, 2022 financing. Correspondingly, net loss per basic and diluted share were both $0.09 for the three months ended June 30, 2022, compared to net income per basic and diluted share of $0.07 and $0.06, respectively, for the three months ended June 30, 2021. Adjusted EBITDA increased 15% to $502,101, compared to $437,509 from the same period in 2021.

Summary – 2022 Six Month Results

Revenues for the six months ended June 30, 2022 were $6,119,155 as compared with $5,544,865 for the same period in 2021. The increase was largely driven by our acquisition of Yellow Folder in April 2022. In addition to our acquisition growth, our software and software-as-a-service revenues continued to grow. Professional services decreased, primarily driven by COVID reductions over the winter followed by challenges in staffing back up afterwards. Our storage and retrieval revenues decreased due to reduced demand from a significant customer in the lending industry as well as unfavorable comparisons to one-time shredding projects in 2021. Intellinetics reported a net loss of $394,293 for the six months ended June 30, 2022 compared to a net income of $1,035,219 for the same period in 2021. The net loss was the result of transaction costs of $355,281 in the six months ended June 30, 2022 (compared to none in the same period in 2021), incurred in support of our acquisition on April 1, 2022, as well as a $39,294 increase in charges related to change in fair value of earnout, as well as increased interest expense. In addition, the most significant difference in six months ended June 30, 2022 year-over-year results was because of the gain on extinguishment of debt of $845,083 from the full forgiveness of our PPP loan during the six months ended June 30, 2021. Correspondingly, net loss per basic and diluted share were both $0.11 for the six months ended June 30, 2022, compared to net income per basic and diluted share of $0.37 and $0.33, respectively, for the six months ended June 30, 2021. Adjusted EBITDA increased 16% to $923,401, compared to $793,674 from the same period in 2021.

2022 Other Highlights

●	On April 1, 2022 we completed the acquisition of Yellow Folder, LLC. This acquisition more than doubled our software as a service (SAAS) revenues and added positive cash flow in the three months ended June 30, 2022, and approximately doubled our customer count in the K-12 education market.
○ For the three (and six) months ended June 30, 2022, Yellow Folder contributed approximately $197,000 net income.
●	Simultaneously with the acquisition, we completed $8.7 million in equity and debt financing.
●	SAAS revenues continue to be strong for the six months ended June 30, 2022, growing 127% including the Yellow Folder acquisition and growing 30% organically.

James F. DeSocio, President & CEO of Intellinetics, stated, “We are well underway with our integration of the acquisition of Yellow Folder. Yellow Folder’s customers, when added with our existing customers, give us an excellent base in the K-12 education market with over 500 customers using our Enterprise Content Management solutions. Cross-selling initiatives have already begun, where we have fully completed a document conversion scanning project from a Yellow Folder hosted customer, with another customer order secured and more in the pipeline. Yellow Folder is about to issue an exciting new system release, with even more features to attract new customers.

“Our core IntelliCloudTM branded solutions continue to grow as well, including a new offering in 2022, IntelliCloud Payables Automation Solution (IPAS). Launched in March, we already have secured 4 new IPAS contracts, with the first live and two more currently being implemented. The IPAS solution will also increase our average selling price and expand our opportunities to integrate to any ERP financial solution.

“Year-to-date, in total company sales of all products and services, we have sold $4.4 million in Total Contract Value, which is 76% of what we sold in all of FY21. Total Contract Value represents orders secured by the sales team, generally recognizable in revenue over a period of less than two years. We have signed 241 new contracts since the beginning of the year, including 63 new logos, which is 70% of the total contract count we sold in all of 2021. Our success validates both our go-to-market strategy and our M&A strategy.”

DeSocio continued, “We achieved our goal of improved revenue numbers from Q2 of 2021 to Q2 of 2022, despite the lingering COVID-related and inflationary headwinds we faced coming out of the first quarter of 2022. For the second quarter of 2022 we beat our software as a service goal, both with and without the Yellow Folder contribution. For the tenth straight quarter we showed positive adjusted EBITDA and have surpassed $300,000 of positive Adjusted EBITDA for the eighth straight quarter. This has been a very good quarter and year for Intellinetics despite the many challenges we have faced with COVID, hiring employees and the onset of inflationary pressures.

“We are positioned for the future better than ever in our history. Given our exciting acquisition and our strong order entry year to date, we expect to continue to grow our revenues and Adjusted EBITDA for the rest of 2022.”

Conference Call

Intellinetics is holding a conference call to discuss these results on Monday, August 15, 2022, at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing +1 929 205 6099 and providing passcode 830 2525 3406#. If you are unable to participate during the live call, a replay of the conference call will be available approximately two hours after the completion of the call through August 31, 2022. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, empowers organizations to manage, store and protect their important documents and data. The company offers its IntelliCloudTM content management platform, in addition to business process outsourcing (BPO), document and micrographics scanning services, and records storage. Intellinetics guides companies through the digital transformation process to reduce risk, strengthen compliance and enable anytime, anywhere access to mission critical forms and documents. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, future contract values, including 2022 revenues and future revenue streams from new and existing customers, 2022 Adjusted EBITDA, future cash flow, cross-selling efforts and other synergies associated with our acquisition of Yellow Folder and the success of our integration efforts; revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA and Total Contract Value as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended June 30,
	2022	2021
Net (loss) income - GAAP	$($374,167)	$192,447
Interest expense, net	240,468	113,271
Depreciation and amortization	195,277	101,432
Stock-based compensation	102,992	23,098
Transaction costs	285,230	-
Change in fair value of earnout liabilities	52,301	7,261
Adjusted EBITDA	$502,101	$437,509

	For the Six Months Ended June 30,
	2022	2021
Net (loss) income - GAAP	$($394,293)	$1,035,219
Interest expense, net	353,069	226,315
Depreciation and amortization	309,387	196,316
Stock-based compensation	183,452	103,696
Transaction costs	355,281	-
Change in fair value of earnout liabilities	116,505	77,211
Gain on extinguishment of debt	-	(845,083)
Adjusted EBITDA	$923,401	$793,674

Total Contract Value: Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

We define Total Contract Value as the estimated total future revenues from contracts signed during the period. This refers to deals that have been awarded by our government and commercial customers. It presumes the future provision of all software, subscription services, and/or professional services without any termination of the contracts by either party. There can be no guarantee that all work will be completed, during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized.

INTELLINETICS, INC. and SUBSIDIARY

 Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Revenues:
Sale of software	$11,105	$5,598	$75,596	$15,192
Software as a service	1,158,456	376,154	1,589,677	699,880
Software maintenance services	343,881	335,073	680,483	675,519
Professional services	1,625,765	1,897,780	3,213,713	3,550,243
Storage and retrieval services	276,436	295,041	559,686	604,031
Total revenues	3,415,643	2,909,646	6,119,155	5,544,865

Cost of revenues:
Sale of software	7,392	2,122	33,585	6,359
Software as a service	191,188	91,781	282,437	168,121
Software maintenance services	19,185	22,272	37,485	46,660
Professional services	918,542	861,267	1,766,709	1,695,505
Storage and retrieval services	90,318	118,137	178,084	209,249
Total cost of revenues	1,226,625	1,095,579	2,298,300	2,125,894

Gross profit	2,189,018	1,814,067	3,820,855	3,418,971

Operating expenses:
General and administrative	1,260,504	1,058,061	2,199,387	2,097,087
Change in fair value of earnout liabilities	52,301	7,261	116,505	77,211
Transaction costs	285,230	-	355,281	-
Sales and marketing	529,405	341,595	881,519	631,906
Depreciation and amortization	195,277	101,432	309,387	196,316

Total operating expenses	2,322,717	1,508,349	3,862,079	3,002,520

(Loss) Income from operations	(133,699)	305,718	(41,224)	416,451

Other (expense) income
Gain on extinguishment of debt	-	-	-	845,083
Interest expense	(240,468)	(113,271)	(353,069)	(226,315)

Total other (expense) income, net	(240,468)	(113,271)	(353,069)	618,768

Net (loss) income	$(374,167)	$192,447	$(394,293)	$1,035,219

Basic net (loss) income per share:	$(0.09)	$0.07	$(0.11)	$0.37
Diluted net (loss) income per share:	$(0.09)	$0.06	$(0.11)	$0.33

Weighted average number of common shares outstanding - basic	4,073,757	2,823,072	3,455,761	2,822,870
Weighted average number of common shares outstanding - diluted	4,073,757	3,104,334	3,455,761	3,105,602

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(unaudited)
	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$2,113,189	$1,752,630
Accounts receivable, net	871,495	1,176,059
Accounts receivable, unbilled	435,079	444,782
Parts and supplies, net	85,133	76,691
Other contract assets	101,158	78,556
Prepaid expenses and other current assets	317,887	155,550
Total current assets	3,923,941	3,684,268

Property and equipment, net	1,092,306	1,091,780
Right of use assets	3,528,434	3,841,612
Intangible assets, net	4,674,800	968,496
Goodwill	5,789,821	2,322,887
Other assets	215,460	53,089
Total assets	$19,224,762	$11,962,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$367,569	$181,521
Accrued compensation	291,238	343,576
Accrued expenses, other	129,239	161,862
Lease liabilities - current	653,538	616,070
Deferred revenues	1,714,071	1,194,649
Deferred compensation	50,414	100,828
Earnout liabilities - current	728,853	958,818
Accrued interest payable - current	-	-
Notes payable - current	1,859,730	-
Notes payable - related party - current	-	-
Total current liabilities	5,794,652	3,557,324

Long-term liabilities:
Notes payable - net of current portion	2,022,932	1,754,527
Notes payable - related party - net of current portion	513,325	-
Lease liabilities - net of current portion	2,981,369	3,316,682
Earnout liabilities - net of current portion	-	671,863
Total long-term liabilities	5,517,626	5,743,072
Total liabilities	11,312,278	9,300,396

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,073,757 and 2,823,072 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	4,074	2,823
Additional paid-in capital	29,941,019	24,297,229
Accumulated deficit	(22,032,609)	(21,638,316)
Total stockholders’ equity	7,912,484	2,661,736
Total liabilities and stockholders’ equity	$19,224,762	$11,962,132

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net (loss) income	$(394,293)	$1,035,219
Adjustments to reconcile net (loss) income to net cash
Provided by operating activities:
Depreciation and amortization	309,387	196,316
Bad debt expense (recovery)	2,327	(11,453)
Parts and supplies reserve change	-	9,000
Amortization of deferred financing costs	90,801	51,869
Amortization of debt discount	53,332	53,333
Amortization of right of use asset	313,178	292,051
Stock issued for services	57,500	57,500
Stock options compensation	125,952	46,196
Gain on extinguishment of debt	-	(845,083)
Change in fair value of earnout liabilities	116,505	77,211
Changes in operating assets and liabilities:
Accounts receivable	370,617	(197,792)
Accounts receivable, unbilled	9,703	11,447
Parts and supplies	(8,442)	9,862
Prepaid expenses and other current assets	(137,192)	(86,495)
Accounts payable and accrued expenses	64,641	229,409
Lease liabilities, current and long-term	(297,845)	(288,728)
Deferred compensation	(50,414)	-
Accrued interest, current and long-term	-	442
Deferred revenues	(553,108)	(53,184)
Total adjustments	466,942	(448,099)
Net cash provided by operating activities	72,649	587,120

Cash flows from investing activities:
Cash paid to acquire business	(6,383,269)	-
Capitalized software	(171,205)	-
Purchases of property and equipment	(98,199)	(399,638)
Net cash used in investing activities	(6,652,673)	(399,638)

Cash flows from financing activities:
Payment of earnout liabilities	(1,018,333)	(954,733)
Proceeds from issuance of common stock	5,740,758	-
Offering costs paid on issuance of common stock and notes	(746,342)	-
Proceeds from notes payable	2,364,500	-
Proceeds from notes payable - related parties	600,000	-
Net cash provided by (used in) financing activities	6,940,583	(954,733)

Net increase (decrease) in cash	360,559	(767,251)
Cash - beginning of period	1,752,630	1,907,882
Cash - end of period	$2,113,189	$1,140,631

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$208,935	$121,339
Cash paid during the period for income taxes	$9,576	$2,088

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	$169,900	$-
Discount on notes payable - related parties for warrants	43,113	-
Warrants issued and extended for common stock issuance costs	412,500	-
Right-of-use asset obtained in exchange for operating lease liability	-	1,483,962

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Accounts receivable	$68,380	$-
Prepaid expenses	38,913	-
Property and equipment	30,018	-
Intangible assets	3,888,000	-
Goodwill	3,466,934	-
Accounts payable	(36,446)	-
Deferred revenues	(1,072,530)	-
Net assets acquired in acquisition	6,383,269	-
Cash used in business acquisition	$6,383,269	$-